UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 4, 2013

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2013, Keith Bley, Ph.D., formally joined NovaBay Pharmaceuticals, Inc. as Senior Vice President for Product Development. Dr. Bley has more than 20 years experience in the pharmaceutical industry with increasingly responsible management positions in research and product development.

Prior to his arrival at NovaBay, he worked as consultant to various pharmaceutical companies in the Bay Area, assisting these companies with a wide range of drug development activities and was the Senior Vice President for Nonclinical Research and Development at NeurogesX, Inc. for over 10 years.

Prior to NeurogesX, Dr. Bley worked as Research Manager for Roche Pharmaceuticals after working at Syntex Corporation.

Dr. Bley received his Ph.D. in Cellular and Molecular Physiology from Yale University. He also earned a masters degree in philosophy from Columbia University and his Bachelors in Philosophy (with Honors) from the Catholic University of America in Washington D.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: March 8, 2013